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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): SEPTEMBER 15, 1998

                         CITATION COMPUTER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

MISSOURI                  0-20284              43-1174397
(State or other           (Commission          (IRS Employer
jurisdiction of           File Number)         Identification No.)
incorporation)

          424 S. WOODS MILL ROAD, SUITE 200, ST. LOUIS, MISSOURI 63017
               (Address of principal executive offices, Zip Code)

       Registrant's telephone number, including area code: (314) 579-7900

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




Form 8-K                                                                 Page 1
CITATION Computer Systems, Inc.                                          107456

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ITEM 5.           OTHER EVENTS

         On September 15, 1998, CITATION COMPUTER SYSTEMS, INC., a Missouri, U.S.A. corporation ("CITATION"), MEDASYS DIGITAL SYSTEMS, a French private company limited by shares societe anonyme) ("MEDASYS"), certain shareholders of CITATION (the "CITATION PRINCIPALS"), and certain shareholders of MEDASYS (the "MEDASYS PRINCIPALS") entered into an Agreement and Plan of Reorganization (the "REORGANIZATION AGREEMENT"). Pursuant to the Reorganization Agreement, CITATION will (i) undertake an initial public offering in France (the "FRENCH IPO") of its Common Stock, $0.10 par value per share (the "CITATION COMMON SHARES"); and
(ii) make an offer to the shareholders of MEDASYS to exchange their actions ordinaire (common shares) of MEDASYS (the "MEDASYS COMMON SHARES") for CITATION Common Shares (the "EXCHANGE OFFER"), and MEDASYS will become a subsidiary of CITATION (collectively the Exchange Offer and the French IPO are referred to as the "REORGANIZATION"). As a result of the Reorganization, CITATION would issue up to an aggregate of approximately 7,200,000 CITATION Common Shares. The Board of Directors of CITATION approved the Reorganization at a meeting held on September 15, 1998. Approval of the Reorganization by the shareholders of CITATION is required before the Reorganization may be completed.

         Each of the CITATION Principals (who collectively beneficially own 957,018 CITATION Common Shares) has agreed to vote or cause to be voted all CITATION Common Shares beneficially owned by such CITATION Principal in favor of the Reorganization and any and all other actions to be voted upon by CITATION shareholders in furtherance of completing the Reorganization, subject to the fulfillment or waiver of certain conditions.

         Pursuant to the Reorganization Agreement, certain principals of MEDASYS (who collectively beneficially own 267,757 MEDASYS Common Shares) have agreed to tender pursuant to the Exchange Offer and not withdraw all of such MEDASYS Common Shares, subject to the fulfilment or waiver of certain conditions.

         In connection with approving the Reorganization, CITATION's shareholders will also vote upon amendments to CITATION's Articles of Incorporation to increase the number of CITATION Common Shares authorized thereunder from 10,000,000 shares to 20,000,000 shares, and to change CITATION's name from "CITATION Computer Systems, Inc." to "MEDASYS International, Inc.," effective if and when the Reorganization is successfully completed. Additionally, upon completion of the Reorganization it is anticipated that the number of directors that constitute CITATION's Board of Directors will be increased from five persons to nine persons.



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CITATION Computer Systems, Inc.                                          107456

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         There are a number of conditions to the obligations of CITATION,
MEDASYS, the CITATION Principals, and the MEDASYS Principals to complete the Reorganization. In addition, the Reorganization Agreement is subject to the satisfactory completion of due diligence by CITATION.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

             (c)   Exhibits.

Exhibit No.                       Description
-----------                       -----------

    2.1 Agreement and Plan of Reorganization among CITATION Computer Systems, Inc., a Missouri U.S.A. corporation, MEDASYS Digital Systems, a French soci[ie]t[ie] anonyme, certain CITATION Principals, and certain MEDASYS Principals, dated as of September 15, 1998.

   99.1 Text of Press Release, dated September 15, 1998, issued by CITATION Computer Systems, Inc.






Form 8-K                                                                 Page 3
CITATION Computer Systems, Inc.                                          107456

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CITATION COMPUTER SYSTEMS, INC.



                                          By  /s/ Richard D. Neece
                                              ----------------------------------
                                               Richard D. Neece, President

Date: September 18, 1998




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CITATION Computer Systems, Inc.                                          107456

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                                  EXHIBIT INDEX


Exhibit No.                        Description
-----------                        -----------

    2.1 Agreement and Plan of Reorganization among CITATION Computer Systems, Inc., a Missouri U.S.A. corporation, MEDASYS Digital Systems, a French soci[ie]t[ie] anonyme, certain CITATION Principals, and certain MEDASYS Principals, dated as of September 15, 1998.


  99.1 Text of Press Release, dated July 20, 1998, issued by CITATION Computer Systems, Inc.




Form 8-K                                                                Page 5
CITATION Computer Systems, Inc.                                         107456